UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed By a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SUMTOTAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by SumTotal Systems, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SumTotal Systems, Inc.

Commission File No.: 000-50640

The following communication was sent to all SumTotal employees on April 26, 2009:

SUBJECT LINE: SumTotal Enters into Agreement with Vista Equity Partners

Today, I am pleased to tell you that we have entered into a merger agreement with Vista Equity Partners for a price of $4.85/share. As you are well aware, we entered into a merger agreement with Accel-KKR on April 24th. That agreement contained a provision whereby SumTotal could solicit alternative proposals from third parties during the 30 calendar days following the announcement of the agreement. The agreement we are announcing today with Vista is a result of that process, and we are pleased that through this transaction, we are able to generate greater value for our stockholders. This is a $30M increase over the announced agreement we signed with Accel-KKR on April 24th. Accordingly, we have terminated our merger agreement with Accel-KKR.

The transaction with Vista validates SumTotal’s strategy and is a testament to the value created by you, our employees. To put this into perspective, in March 2009, SumTotal’s stock was trading below $2/share. Vista recognized our success and market position, saw the potential in the company, and believed we were far more valuable than the current market valuation.

We are proud to partner with Vista, which has demonstrated successes with companies very similar to ours. For those of you unfamiliar with them, Vista was founded in 2000 and is focused on equity transactions involving enterprise software businesses and technology-enabled solutions companies. Since its founding, Vista has invested over $1.4 billion in equity and completed over $7 billion in total transaction value.

Vista has been an investor in SumTotal since October of 2008. In addition, they have had many meetings with SumTotal management and have grown to understand our industry in detail. They are very excited to be in this space and we look forward to working with them. We expect Vista will be a valued partner as we continue to build on SumTotal’s market-leading position.

Vista has a proven track record of growing software businesses, especially market leaders. Their current portfolio includes companies that have significant market share in verticals such as healthcare, utilities, library automation, insurance and professional services. They view Sum Total as having a great platform for learning, performance and talent management. They are excited to continue building solutions on this platform to meet the needs of our customers.

As always, our priority remains to provide our customers with the outstanding solutions, services and support that they have come to expect from us. As we work through this process, it is essential we remain focused on winning new customers and continuing to provide innovative, high-quality solutions.

These types of activities are complex and will take time to complete. We ask for your patience as we work to finalize the transaction, and we will do our best to address your questions in a timely and informative manner.

Additionally, this announcement may result in increased attention from stockholders, analysts, and the media. Our Company must speak with one voice – if you receive any outside inquiries from stockholders, analysts or the media, please forward them immediately to Gwyn Lauber at 650-934-9584 or glauber@sumtotalsystems.com. If you receive any inquiries from customers, please direct them to Kimberley Kasper at 650-934-9579 or kkasper@sumtotalsystems.com.

This transaction represents a significant opportunity for all of us and the best way to make this successful is to focus on delivering second quarter results.

Arun

Additional Information and Where You Can Find It

In connection with the proposed transaction, SumTotal will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of SumTotal’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

Filed by SumTotal Systems, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: SumTotal Systems, Inc.

Commission File No.: 000-50640

The following communication was sent to all SumTotal customers:

SUBJECT LINE: SumTotal Enters into Merger Agreement with Vista Equity Partners

Dear [NAME / SumTotal Customer]:

As a valued customer of SumTotal, I wanted to update you on our merger agreement process.

Today we announced the signing of a definitive agreement for SumTotal to be acquired by Vista Equity Partners, a private equity firm, focused on equity transactions involving enterprise software businesses and technology-enabled solutions companies. Under the terms of the agreement, Vista Equity Partners will acquire all of the outstanding shares of SumTotal’s common stock. As you are well aware, we entered into a merger agreement with Accel-KKR on April 24th. That agreement contained a provision whereby SumTotal could solicit superior proposals from third parties during the 30 calendar days following the announcement of the agreement. The agreement we are announcing today with Vista is a result of that process. Accordingly, we have terminated our merger agreement with Accel-KKR.

Vista has a proven track record of growing software businesses, especially market leaders. Their current portfolio includes companies that have significant market share in verticals such as healthcare, utilities, library automation, insurance and professional services. They view Sum Total as having a great platform for learning, performance and talent management. They are excited to continue building solutions on this platform to meet the needs of our customers.

You are an important business partner to us and we are committed to your success. We are committed to providing you with the outstanding solutions, services and support you have come to expect from SumTotal. We look forward to building upon our relationship and continuing to serve you in the future.

We will continue to keep you informed, and if you have any questions, please contact Kimberley Kasper at 650-934-9579 or kkasper@sumtotalsystems.com, or your sales or support representative.

We greatly appreciate your continued confidence and support.

Sincerely,

Arun Chandra

Additional Information and Where You Can Find It

In connection with the proposed transaction, SumTotal will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of SumTotal’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.